AGREEMENT

                  Agreement made as of the 6th day of November, 1996, by and between Cylink Corporation, a California corporation with its principal place of business at 910 Hermosa Court, Sunnyvale, California 94086 (the "Company"), and Fernand Sarrat residing at ______________________________ (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to employ Executive as its President and Chief Executive Officer and Executive is willing to serve in such capacity; and

                  WHEREAS, the Company and Executive desire to set forth the terms and conditions of such employment.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree as follows:

                  1.       Employment.

                  The Company hereby agrees to employ Executive, and Executive agrees to be employed by the Company, on the terms and conditions herein contained, and, effective as of

November 6, 1996 as its President and Chief Executive Officer ("CEO") and in such other executive capacities (not inconsistent with Executive's duties as President and CEO) with the Company and its affiliated entities as assigned from time to time by the Board of Directors of the Company (the "Board"). Executive shall report only to the Board and the Chairman of the Board. As President and CEO, Executive shall have duties, authority and responsibilities commensurate with the duties, authority and responsibilities of a president and a chief executive officer of a similar type company. During the term of Executive's employment, he shall be based at the principal office of the Company, which is currently in the Palo Alto, California area, provided, however, that Executive shall be required to travel as reasonably necessary in connection with the official business of the Company. Executive shall relocate his permanent residence and his family to the Palo Alto, California, area within one (1) year of the Effective Date. During the Employment Term, the Company shall recommend the Executive for election as a director of the Company. If so requested by the Board, Executive shall also serve on the Board of Directors of the Company and as a director and officer of its affiliated entities without additional compensation. The Executive shall devote substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder and shall faithfully and diligently serve the Company. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. The foregoing shall not prevent Executive from participating in not-for-profit activities or from managing his passive personal investments provided that these activities do not materially interfere with Executive's obligations hereunder.

                  2.       Term of Employment.

                  Executive's employment under this Agreement shall be for a term (the "Employment Term") commencing on November 6, 1996 (the "Effective Date") and terminating, unless otherwise terminated earlier as provided in
Section 9 hereof, on December 31, 2001 (the "Original Employment Term"), provided that the Employment Term shall be extended (subject to earlier termination as provided in Section 9 hereof) for additional one (1) year periods (the "Additional Terms"), unless, at least thirty (30) days prior to the end of the Original Employment Term or any Additional Term, the Company or the Executive has notified the other in writing that the Employment Term shall terminate at the end of the then current term. If and when this Agreement is so extended, the term "Employment Term" used herein shall also refer to the period of such extension. Notwithstanding anything else herein, the provisions of Section 12, 13, 14 and 16 hereof shall survive and remain in effect notwithstanding the termination of the Employment Term or a breach by the Company or Executive of this Agreement or any of its terms.

                  3.       Compensation.

                           (a) As  compensation  for  his  services  under  this
Agreement, the Company shall pay Executive a salary at a rate of at least $300,000 per year ("Base Salary"). Such Base Salary shall be payable in equal installments (not less frequently than monthly) and subject to withholding in accordance with the Company's normal payroll practices.

                           (b)  Executive's  Base Salary may be increased by the
Board, in its sole discretion, from time to time.

                           (c) In addition to the Base Salary, for each calendar
year completed during the Employment Term, the Company shall pay to Executive an annual bonus which shall not be less than $100,000 per year, provided that the minimum annual bonus for the 1996 calendar year shall be prorated by multiplying $100,000 by a fraction the numerator of which is the number of days during 1996 that the Executive was employed by the Company and the denominator of which is 365. The Company shall pay fifty percent (50%) of the minimum annual bonus in July of each calendar year of the Employment Term, with the remainder of such year's minimum annual bonus paid in January of the following calendar year. Any annual bonuses beyond the annual minimum bonus shall be discretionary with the Board or a Committee thereof (the "Committee") and, if declared and paid, shall be paid at such time as bonuses are generally paid or as otherwise determined by the Board or Committee.

                           (d) The  Company  shall pay  Executive  a  $2,000,000
special bonus in January 2001 if Executive remains continuously employed by the Company through December 31, 2000. The Company may offset against such special bonus (after any applicable taxes are withheld) any amounts owed the Company by the Executive.

                           (e) The Company  shall  reimburse  Executive  for all
reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect form time to time with respect to travel, entertainment and other business expenses,
subject  to  the   Company's   requirements   with  respect
to reporting and documentation of such expenses.

                  4.       Benefits and Fringes.

                           (a) During the Employment  Term,  Executive  shall be
entitled to (i) all benefits and fringes, if any, as are generally provided from time to time by the Company to its senior executive officers, including, without limitation, any life, medical and disability insurance plans and pension, incentive, profit-sharing, deferred compensation and other similar plans, practices, policies and programs, subject to the Executive's satisfaction of the applicable eligibility requirements and with due credit against any annual bonus plan or program for the minimum annual bonus set forth in Section 3(c) hereof, and (ii) such other benefits and fringes set forth in this Agreement. In addition, the Company shall reimburse Executive annually during each full calendar year during the Employment Term for the reasonable annual cost of a policy of term life insurance in the amount of $1,250,000, upon presentation of evidence of payment of the premiums on such policy. To the extent a commercial life insurance policy has not been obtained, the Company will self-fund the $1,250,000 life insurance policy for the sixty (60) day period commencing on the Effective Date. In addition, during the Original Employment Term, the Company shall reimburse Executive annually during each full calendar year during the Employment Term for the reasonable annual cost of a policy for additional term life insurance in the amount of the lesser of (i) $2,000,000, or
(ii) the outstanding principal of the Loan under Section 6 hereof (the "Additional Life Insurance"). The foregoing reimbursements for life insurance premiums shall, based on Executive's representation that he is in good health, be limited to payment of only a reasonable amount (which includes, but is not limited to, standard premium amounts). The Company shall gross-up for tax purposes the deemed income to Executive for providing life insurance under this
Section 4(a) such that the economic effect to Executive is the same as if such insurance was provided to Executive on a non-taxable basis. Such gross up shall be in accordance with Section 19 hereof. The Executive shall grant the Company a first security interest through a collateral assignment in the Additional Life Insurance to secure the loan under Section 6 hereof.

                           (b) During the Employment Term, the Company shall, in
its discretion, either pay Executive a monthly automobile allowance of $500, or make available to Executive an automobile of the type provided to other senior executives of the Company for his exclusive use in connection with the official business of the Company and incidental personal use. If an automobile is made available, Executive shall be responsible for all costs associated with garaging and operating any such automobile, other than those costs arising out of the official business of the Company, provided that the Company shall be responsible for maintenance and insurance. Executive shall be responsible for any income tax consequences arising from the use of the automobile under this arrangement.

                           (c) No later  than  sixty  (60)  days  after  (i) the
Effective Date or (ii) any required increase in coverage hereunder, and subject to Executive cooperating with the insurance company underwriting requirements and being accepted for the policy coverage at not more than reasonable premium rates (with respect to (i) above) and at no more than one hundred twenty-five percent (125%) of standard premium rates (with respect to (ii) above), the Company shall provide, during the Employment Term, a long term disability coverage policy or policies for Executive's benefit in an amount equal to at least sixty-six and two-thirds percent (66 and 2/3%) of the greater of (A) $500,000 per annum, or (B) the sum of Executive's then current Base Salary and minimum annual bonus, provided that the amounts in (A) or (B) above and/or the percentage above shall be limited or reduced to the extent that the Company after good faith effort is unable to obtain such policy. The long term disability policy shall be based upon the same waiting period (which shall be no longer than six
(6) months) and substantially the same terms as the Company's current long term disability policies for its executives.

                           (d) The Company agrees to reimburse Executive for (i)
all reasonable expenses incurred by Executive in moving any items of personal property owned by Executive and his family from Connecticut to California, (ii) the reasonable cost of up to three (3) one-person round trip airfare trips per month from Connecticut to California (coach class), which may be used by Executive, his spouse, or any of his children, until Executive relocates his family to California, but in no event for more than one (1) year after the Effective Date, and (iii) the reasonable cost of three (3) round trip airfare trips for Executive's family from Connecticut to California during the same period as specified in (ii). In addition, during the period prior to his relocation (but in no event for more than one (1) year from the Effective Date), the Company shall provide a suitable apartment for Executive's use when he is at the Company's headquarters. The Company shall also reimburse Executive for the following reasonable costs:

                                (i) All reasonable  transaction costs associated
with Executive purchasing his new residence in the area of the Company's current headquarters, including, but not limited to, closing costs, inspections, title insurance, reasonable legal expenses (other than for any litigation) and statutory expenses; and

                                (ii) All reasonable transaction costs associated
with Executive selling his current principal residence, including, but not limited to, standard brokerage commissions, closing costs, legal expenses (other than for any litigation) and statutory fees, but not any costs of repairing, changing or decorating the residence prior to, or as a condition of, selling or any costs to pay off or bond any liens or judgments.

                  In addition, the Company shall gross up for tax purposes any deemed income arising pursuant to the benefits provided under this Section 4(d), including this sentence, so that the economic benefit is the same as if such benefits were provided on a non-taxable basis. Such gross up shall be in accordance with Section 19 hereof.

                  5.       Stock Options.

                  On November 6, 1996, the Compensation Committee of the Board (the "Compensation Committee") granted Executive non-qualified options to purchase 1,000,000 shares of Company common stock at an exercise price of $11.00 per share, pursuant and subject to the Company's 1994 Flexible Stock Incentive Plan (the "Plan"), provided that options to purchase 250,000 shares of such common stock were conditioned on shareholder approval of an amendment to the Plan, adopted at the Board meeting held on November 6, 1996, increasing the number of shares permitted to be issued under the Plan and the number permitted to be issued to any individual. The terms of the Options, which will be set forth in an Option agreement, substantially in the form as set forth in the Option agreement, annexed as Exhibit A hereto (as specifically modified by this Section 5), include that the Options (i) shall fully vest upon the occurrence of a Change in Control of the Company (as such term is currently defined in the Plan), (ii) shall be for a maximum ten (10) year term, and (iii) shall vest and become exercisable ratably over a five (5) year period on the last day of each month during such period, if the Executive is employed on each vesting date, provided that the initial twenty percent (20%) of the Options shall not vest and be exercisable until the first anniversary of the grant. In addition, the Options will provide that in the event of a termination of Executive's employment (i) prior to the second anniversary of the Effective Date without Cause or for Good Reason, or (ii) as a result of the Executive's death or Disability, in addition to any Options which are already vested and exercisable, the Executive's Options shall vest, and become immediately exercisable for a period of three (3) months after such termination (except in the case of a death or Disability termination, in which case, the period will be one (1) year), but in no event beyond the original Option term, with respect to 200,000 Options, or in the case of Disability, 100,000 Options. Upon any other termination, the periods of exercise are those set forth in the annexed form agreement.

                  6.       Relocation Loan; etc.

                           (a) In  connection  with the transfer of  Executive's
principal place of employment to California from Connecticut, the Company shall provide Executive with a five (5) year interest-free mortgage loan in the amount of up to $2,400,000 for purposes of Executive's acquisition of a new principal residence (the "Loan"). The Loan shall not be for more than the purchase price of the residence and shall promptly be reduced to $2,000,000 upon sale by Executive of his residence in Connecticut (or, if Executive does not sell such residence, within two (2) years after the making of the Loan). The Loan shall be subject to, and governed by, the terms and conditions of a loan agreement and mortgage between the Executive and the

Company, which the parties shall enter into at the time the Executive purchases the new residence. The Company shall retain a first mortgage security interest in the residence during the term of the Loan. The Loan is intended to satisfy the requirements of Temporary Treasury Regulation Section 1.7872-5T(c)(1) and the parties hereto agree to execute such documents as are necessary to comply therewith.

                           (b) In the  event  the  Original  Employment  Term is
renewed, (i) the Loan, which shall be evidenced by a promissory note, shall be converted to, or substituted with, an interest-bearing loan (secured by the first mortgage) with a thirty (30) year amortization schedule and with a rate of interest equal to the lesser of (i) the rate then charged by Bank of America for similar mortgages, or (ii) the lesser of (A) eight percent (8%), or (B) the percentage equal to the number determined by dividing the difference between the sum of Executive's then current Base Salary and minimum annual bonus less $400,000 by $10,000 (provided that if originally (B) is the lower amount, as (B) increases a new calculation under (ii) shall be made and the rate of interest adjusted accordingly.

                           (c)  Notwithstanding  anything else herein,  the Loan
shall become due and payable in full upon the earliest of (i) sale or other transfer of the residence securing the Loan, (ii) uncured breach of the term of the mortgage (which shall have normal commercial default provisions) or (iii) one hundred twenty (120) days after Executive commenced other substantially full-time employment or consulting. In addition, the Loan shall be promptly reduced by the after-tax amount of the bonus referred to in Section 3(d) hereof upon receipt by Executive of such bonus.

                           (d)  The  Loan  referred  to in (a)  above  shall  be
forgiven in the Specified Amount (as defined below), and, to the extent the Specified Amount exceeds the outstanding balance of the Loan, the Company shall pay Executive such excess in the event (i) Executive is still employed at the end of the Original Employment Term, (ii) terminated theretofore for Good Reason, or (iii) is terminated theretofore by the Company without Cause. In the case of (i) the Specified Amount is the amount by which the Appraised Value of his residence secured by the mortgage at the end of the Original Employment Term is less than his purchase cost of the residence (or, if the residence costs more than $2.4 million, the relative percentage of the difference based on the ratio of $2.4 million to the actual purchase price), but in no event more than $2,000,000. Appraisal shall be determined by an appraisal obtained from an appraiser mutually agreed upon by Executive and the Company (paid for by the Company) and, if they cannot agree on an appraiser, the average appraisal obtained from three (3) appraisers appointed by the AAA in accordance with its procedures (paid for by the Company).

                  In the event of (ii) or (iii), the same terms shall apply, but the Appraisals shall occur at the time of termination and, if those Appraisals show a Specified Amount, another Appraisal shall occur at the time the Loan becomes due. If the second appraisal occurs and shows a Specified Amount, then the amount due shall be based on the lesser of the two Specified Amounts. If the first appraisal shows a difference, no payment shall be made, but Interest on the Loan thereafter shall be paid only on principal of the then remaining amount on the Loan less the aforesaid difference (subject to the limitation).

                  In the event of termination of the Employment Term, the following provisions shall apply:

                           (A) In the event of  termination  by the  Company for
Cause, the Loan shall become due and payable in full one (l) year after the termination, provided that, if such termination is in the Original Employment Term, the Loan shall be converted to, or be substituted by, an Interest (as defined herein) bearing similarly secured loan, with quarterly amortization on a 30-year amortization basis during such one year period.

                           (B) In the  event  of  voluntary  termination  by the
Executive other than for Good Reason or in the event of the Executive's death, the Loan shall become immediately due and payable in full.

                           (C) In the event of termination  for  Disability,  by
the Company without Cause or by the Executive for Good Reason, the Loan shall become due and payable in full three (3) years after the Termination, provided that, if such Termination is in the Original Employment Term, the Loan shall be converted to, or be substituted by, an Interest bearing similarly secured loan, with quarterly payments of Interest (as defined herein) only.

                  (e) During the Original Employment Term, the Company shall reimburse Executive's property taxes and reasonable home owner's insurance (building and furnishings only) including, without limitation, fire, flood, earthquake, and mudslide coverage for the new residence in the Palo Alto, California area (the "Residence Reimbursement"). The Residence

Reimbursement shall be made promptly upon presentation of invoices or notices of the amount due. The Residence Reimbursement shall not exceed $42,000 for any calendar year. Notwithstanding the foregoing, in the event Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, Executive will promptly refund to the Company the portion of any Residence Reimbursement received or made on behalf of expenses which are allocable to the period subsequent to the date of termination. The Residence Reimbursement (and the amounts payable under this sentence) shall be grossed up in such manner than the economic effect to Executive is the same as the Residence Reimbursement was provided to Executive on a nontaxable basis. The gross up shall be in accordance with Section 19 hereof.

                  (f) Interest shall mean the lower of (i) the prevailing commercial mortgage rates of Bank of America, N.A. for mortgages of similar amounts, periods and terms, and (ii) eight (8%) percent per annum.

                  7.       Child's Medical and Schooling Expenses.

                  Certain benefits as set forth below shall be conferred upon Executive with respect to Executive's child who is currently in a special program (the "Child"), provided Executive complies with the provisions of this
Section 7. The Company agrees to pay for the Executive up to $60,000 per calendar year for COBRA coverage and supplemental medical and schooling expenses (until the earlier of the end of the Original Employment Term or the Child completing high school) incurred by the Child in a facility equivalent to the facility in which the Child is enrolled as of the Effective Date, provided Executive uses his best efforts to mitigate such expenses through any available programs (including governmental programs) or other medical coverage (including available spousal or COBRA coverage). The Executive will provide the Company with information and documentation to support such expenses consistent with the Company's requirements with respect to reporting and documentation of expenses. In addition, the Company shall gross-up for tax purposes any income arising pursuant to the benefits provided under this Section 7, including this sentence, so that the economic effect to Executive is the same as if such benefits were provided in a non-taxable basis. Such gross up shall be in accordance with
Section 19 hereof.

                  8.       Vacation.

                  During the Employment Term, Executive shall be entitled to four (4) weeks paid vacation in each full calendar year (prorated for any partial year) to be taken at such times as mutually agreed by the Executive and the Chairman of the Board or the Board. Unused vacation in any calendar year shall be lost and not carried over from year to year.

                  9.       Termination.

                           (a) Executive's employment under this Agreement shall
terminate prior to December 31, 2001 upon the occurrence of any of the following events:

                                (i)  Automatically  on the  date of  Executive's
death.

                                (ii) Upon  written  notice by the Company to the
Executive, if the Executive (as determined by the Board in good faith) fails to regularly perform the material duties hereunder by reason of mental or physical illness or incapacity for an aggregate period of more than 180 days during any 365 day period (a "Disability"), provided that, during the Employment Term prior to such termination, the Company's obligations hereunder shall be reduced by any payments being received by Executive under any long-term disability program.

                                (iii) Upon written  notice by the Company to the
Executive for Cause. Cause shall mean (A) the Executive being convicted of (or pleading nolo contendere to) a felony (other than a traffic-related offense);
(B) the barring of the Executive by any regulatory authority from holding his positions or any limitations imposed on the Company by any regulatory agency if the Executive continued to hold his positions; (C) willful refusal by the Executive to attempt to properly perform his material obligations under this Agreement, or attempt to follow any direction of the Board consistent with this Agreement, which in either case is not remedied within ten (10) business days (with appropriate reasonable adjustment if Executive is at the time of notice away on vacation) after receipt by the Executive of written notice from the Company specifying the details thereof, provided the refusal to follow a direction shall not be Cause if the Executive in good faith believes that such direction is not legal and promptly notifies the Board in writing of such belief; (D) the Executive's willful misconduct or material gross negligence with regard to the business, assets or employees of the Company or its affiliated entities (including as willful misconduct, without limitation, the Executive's willful breach of any fiduciary duty he may owe to the Company or its affiliates under applicable law or this agreement but not de minimis personal use of Company assets or reasonable good faith expense account disputes), (E) the Executive's theft, dishonesty or fraud with regard to the Company or its affiliates which is intended to enrich the Executive or another person or entity but not de minimis personal use of Company assets or reasonable good faith expense account disputes, or (F) any other material breach by the Executive of this Agreement that remains uncured for twenty (20) days after written notice thereof is given to the Executive. During any period in which the Executive is charged with committing a crime covered by (A) above, the Company may suspend Executive from his titles, duties and authority herein pending resolution of his status under applicable law; such suspension shall be with pay for up to six (6) months and thereafter shall be without pay.

                                (iv)  Immediately  upon  written  notice  to the
Executive by the Company without Cause. A termination of this Agreement by virtue of the Company notifying Executive that the Agreement shall not automatically extend pursuant to Section 2 hereof shall constitute a termination of Executive by the Company other than for Cause as of the end of the Employment Term.

                                (v)  Upon  the  voluntary   termination  of  the
Executive without Good Reason upon thirty (30) days prior written notice to the Company (which the Company may, in its sole discretion, make effective earlier). A notice by Executive of non-renewal of the Employment Term shall be deemed a voluntary termination by Executive.

                                (vi) Upon written  notice by the  Executive  for
Good Reason stating with specificity the details of the Good Reason, if the stated Good Reason is not cured within twenty (20) days of the giving of such notice. Any notice for Good Reason shall be given within ninety (90) days of the later of (i) the occurrence of the triggering event, or (ii) the date upon which Executive could be reasonably expected to know of such event. "Good Reason" shall mean (A) any material reduction in authority, duties or responsibilities (except temporarily in connection with a suspension as set forth in (iii) above or during any period of physical or mental illness); (B) any reduction, in Executive's title or level of reporting; (C) the relocation of the Executive to a facility or a location more than fifty (50) miles from the Executive's then present location, without the Executive's written consent; or (D) any other material breach of any provision of this Agreement by the Company, including without limitation, a reduction by the Company in the Base Salary or minimum annual bonus of the Executive as in effect; immediately prior to such reduction. In addition, the Executive may terminate employment by written notice given to the Company within the thirty (30) day period following the first anniversary of a Change in Control of the Company (as currently defined in the Plan) and have such termination treated as a termination for Good Reason.

                           (b) Upon such earlier  termination  of the Employment
Term, the Executive shall be promptly paid any unpaid salary and accrued vacation through his date of termination, a prorated portion of his unpaid annual minimum bonus for the calendar year of his termination, reimbursed for any expenses incurred in connection with the business of the Company prior to his date of termination which he would be otherwise entitled to reimbursement for in accordance with the Company's policies on the reimbursement of business expenses, receive any benefits or fringes due under any benefit or fringe plan or arrangement in accordance with the terms of said plan or arrangement due for the period prior to such termination. In addition, if the termination is pursuant to Section 9(a)(iv) or (a)(vi) above and prior to the Executive's sixty-fifth birthday, the Executive shall receive in full settlement of all amounts owed him, provided he signs a release running to the Company and its related entities and their respective officers, directors and employees of all claims, relating to his employment and termination thereof (other than any right to indemnification under the Company's Articles of Incorporation or By-Laws or the Indemnification Agreement annexed as Exhibit B hereto, which shall survive) in such form as reasonably requested by the Company, (i) twelve (12) monthly installments of severance pay each in an amount equal to the greater of $41,375 or one-twelfth of the then sum of his Base Salary and minimum annual bonus, subject to the offset of any amounts due under
Section 6 hereof, and (ii) payment by the Company of the premiums for Executive's and his dependents' COBRA coverage for the Company's health insurance plan that generally applies to executives for the period in which Executive is receiving severance pursuant to (i) above or, if earlier, until Executive and his dependents cease to be eligible for such COBRA coverage. In addition, in the event Executive's employment is terminated prior to December 31, 2000 pursuant to Section 9(a)(iv) or 9(a)(vi), the Company shall pay, provided Executive (or, in the case of his death, his executors) executes the release of claim described above, the special bonus in Section 3(d) hereof (subject to the same rights of offset as set forth therein). The Company's payment obligations under this
Section 9(b) (other than those in the first sentence) shall immediately cease in the event Executive materially breaches any of his obligations under Sections 12, 13 or 14 of this Agreement.

                           (c) If the  Employment  Term ends early  pursuant  to
Section 9(a)(ii) hereof on account of Disability, and Executive executes the release of claim set forth in subsection (b) above, the Company shall pay to Executive monthly, until the second anniversary of the date of the termination for Disability, the amount of $27,750, less any payments to which Executive is entitled for such month under any disability benefit plan or the like sponsored, or contributed to, by the Company (including, without limitation, Social Security); provided, however, that in the event of Executive's death during the payment period, the Company shall not be obligated to pay any such amounts subsequent to the date of Executive's death. In addition, in the event Executive is terminated for Disability prior to December 31, 2000 and such Disability is a "Total and Permanent Disability" within the meaning of Section 72(m)(7) of the Internal

Revenue Code of 1986, as amended (the "Code"), the Company shall pay (subject to Executive's execution of the release of claim described in subsection (b) above and the right to offset as provided in Section 3(d)), the special bonus payable under Section 3(d) hereof. The Company's payment obligations under this Section 9(c) shall immediately cease in the event Executive materially breaches any of his obligations under Sections 12, 13 or 14 of this Agreement. After the end of such two (2) year period, Executive shall only be entitled to receive amounts as he may be entitled to under any disability policy specified in Section 4(c) hereof or otherwise sponsored by the Company.

                           (d) If the  Employment  Term ends early  pursuant  to
Section 9 hereof for any reason, except as expressly provided in this Section 9, Executive shall cease to have any rights to salary, bonus or benefits other than: (i) salary or bonus which has accrued but is unpaid as of the end of the Employment Term, and (ii) but only to the extent provided in any benefit or equity plan or arrangement in which Executive has participated as an employee of the Company, any benefits or rights which by their specific terms extend beyond termination of Executive's employment.

                           (e) All aforesaid  amounts in this Section 9 shall be
subject to required withholding. The Company and its affiliated entities shall have no other obligations to the Executive upon a termination except as specifically provided in this Agreement.

                  10.      Special Tax Provision.

                           (a)  Anything  in  this  Agreement  to  the  contrary
notwithstanding, in the event that any amount or benefit paid, payable, or to be paid, or distributed, distributable, or to be distributed to or with respect to Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of a change in ownership or effective control of the Company or a direct or indirect parent (within the meaning of Section 280G of the Code) thereof (or the assets of any of the foregoing) covered by Code Section 280G(b)(2) (collectively, the "Covered Payments") is or becomes subject to the excise tax imposed by or under
Section 4999 of the Code (or any similar tax that may hereafter be imposed), and/or any interest or penalties with respect to such excise tax (such excise tax, together with such interest and penalties, is hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Executive an additional amount (the "Tax Reimbursement Payment") such that after payment by Executive of all taxes (including, without limitation, any interest or penalties and any Excise Tax imposed on or attributable to the Tax Reimbursement Payment itself), Executive retains an amount of the Tax Reimbursement Payment equal to the sum of
(i) the amount of the Excise Tax imposed upon the Covered Payments, and (ii) without duplication, an amount equal to the product of (A) any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Tax Reimbursement Payment in Executive's adjusted gross income, and (B) the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is made or is to be made. The intent of this Section 10 is that after Executive pays federal, state and local income tax and any payroll taxes, Executive will be in the same position as if Executive were not subject to the Excise Tax under Section 4999 of the Code and did not receive the extra payments pursuant to this Section 10 and this Section 10 shall be interpreted accordingly.

                           (b) Except as  otherwise  provided in Section  10(a),
for purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Covered Payments will be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) and such payments in excess of the Code Section 280G(b)(3) "base amount" shall be treated as subject to the Excise Tax, unless, and except to the extent that, the Company's independent certified public accountants appointed prior to the change in ownership covered by Code Section 280G(b)(2) or legal counsel (reasonably acceptable to Executive) appointed by such public accountants (or, if the public accountants decline such appointment and decline appointing such legal counsel, such independent certified public accountants as promptly mutually agreed on in good faith by the Company and Executive) (the "Accountant"), deliver a written opinion to Executive, reasonably satisfactory to Executive's legal counsel, that, in the event such reporting position is contested by the Internal Revenue Service, there will be a more likely than not chance of success with respect to a claim that the Covered Payments (in whole or in part) do not constitute "parachute payments," represent reasonable compensation for services actually rendered (within the meaning of Section

280G(b)(4) of the Code) in excess of the "base amount" allocable to such reasonable compensation, or such "parachute payments" are otherwise not subject to such Excise Tax (with appropriate legal authority, detailed analysis and explanation provided therein by the Accountant); and the value of any Covered Payments which are non-cash benefits or deferred payments or benefits shall be determined by the Accountant in accordance with the principles of Section 280G of the Code.

                           (c) For purposes of determining the amount of the Tax
Reimbursement Payment, Executive shall be deemed: to pay federal, state and/or local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is made or is to be made, and to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed due to the inclusion of the Tax Reimbursement Payment in Executive's adjusted gross income.

                           (d)(i)(A)  In  the  event  that  prior  to  the  time
Executive has filed any of Executive's tax returns for the calendar year in which the change in ownership event covered by Code Section 280G(b)(2) occurred, the Accountant determines, for any reason whatsoever, the correct amount of the Tax Reimbursement Payment to be less than the amount determined at the time the Tax Reimbursement Payment was made, Executive shall repay to the Company, at the time that the amount of such reduction in Tax Reimbursement Payment is determined by the Accountant, the portion of the prior Tax Reimbursement Payment attributable to such reduction (including the portion of the Tax Reimbursement Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Tax Reimbursement Payment being repaid by Executive, using the assumptions and methodology utilized to calculate the Tax Reimbursement Payment (unless manifestly erroneous)), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

                                 (B) In the  event  that the  determination  set
forth in (A) above is made by the Accountant after the filing by Executive of any of Executive's tax returns for the calendar year in which the change in ownership event covered by Code Section 280G(b)(2) occurred but prior to one (1) year after the occurrence of such change in ownership, Executive shall file at the request of the Company an amended tax return in accordance with the Accountant's determination, but no portion of the Tax Reimbursement Payment shall be required to be refunded to the Company until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed the interest received or credited to Executive by such tax authority for the period it held such portion (less any tax Executive must pay on such interest and which Executive is unable to deduct as a result of payment of the refund).

                                 (C) In the event  Executive  receives  a refund
pursuant to (B) above and repays such amount to the Company, Executive shall thereafter file for any refunds or credits that may be due to Executive by reason of the repayments to the Company. Executive and the Company shall mutually agree upon the course of action, if any, to be pursued (which shall be at the expense of the Company) if Executive's claim for such refund or credit is denied.

                              (ii) In the  event  that the  Excise  Tax is later
determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) once the amount of such excess is finally determined.

                              (iii)  In the  event of any  controversy  with the
Internal Revenue Service (or other taxing authority) under this Section 10, subject to the second sentence of subpart (i)(C) above, Executive shall permit the Company to control issues related to this Section 10 (at its expense), provided that such issues do not potentially materially adversely affect Executive, but Executive shall control any other issues. In the event the issues are interrelated, Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, Executive shall permit the representative of the Company to accompany Executive, and Executive and his representative shall cooperate with the Company and its representative.

                              (iv)  With  regard  to any  initial  filing  for a
refund or any other action required pursuant to this Section 10 (other than by mutual agreement) or, if not required, agreed to by the Company and Executive, Executive shall cooperate fully with the Company, provided that the foregoing shall not apply to actions that are provided herein to be at Executive's sole discretion.

                           (e) The Tax  Reimbursement  Payment,  or any  portion
thereof, payable by the Company shall be paid not later than the fifth day following the determination by the Accountant, and any payment made after such fifth day shall bear interest at the rate provided in Code Section 1274(b)(2)(B). The Company shall use its best efforts to cause the Accountant to promptly deliver the initial determination required hereunder and, if not delivered, within ninety (90) days after the change in ownership event covered by Section 280G(b)(2) of the Code, the Company shall pay Executive the Tax
Reimbursement Payment set forth in an opinion from counsel recognized as knowledgeable in the relevant areas selected by Executive, and reasonably acceptable to the Company, within five (5) days after delivery of such opinion. In accordance with Section 9(e), the Company may withhold from the Tax Reimbursement Payment and deposit into applicable taxing authorities such amounts as they are required to withhold by applicable law. To the extent that Executive is required to pay estimated or other taxes on amounts received by Executive beyond any withheld amounts, Executive shall promptly make such payments. The amount of such payment shall be subject to later adjustment in accordance with the determination of the Accountant as provided herein.

                           (f) The  Company  shall  be  responsible  for (i) all
charges of the Accountant, (ii) if (e) is applicable, the reasonable charges for the opinion given by Executive's counsel, and (iii) all reasonable charges in connection with the preparation and filing of any amended tax returns on behalf of the Executive requested by the Company, required hereunder, or required by applicable law. The Company shall gross-up for tax purposes any income to Executive arising pursuant to this subsection (f) so that the economic effect to Executive is the same as if the benefits were provided on a non-taxable basis. Such gross-up shall be in accordance with Section 19 hereof.

                           (g) Executive and the Company shall mutually agree on
and promulgate further guidelines in accordance with this Section 10 to the extent, if any, necessary to effect the reversal of excessive or shortfall Tax Reimbursement Payments. The foregoing shall not in any way be inconsistent with
Section 10(d)(i)(C) hereof.

                  11.      No Duty to Mitigate/Set-Off.

                  The  Company's  obligation  to make  payments  provided  under
Section 9 of this Agreement, other than as specifically set forth in this Agreement, shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right or action which the Company may have against the Executive or others. The Company agrees that if Executive's employment with the Company is terminated during the Employment Term, Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Executive or benefit provided to Executive as the result of employment by another employer or otherwise. Any amounts due under Section 9 are inclusive, and in lieu of, any amounts payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other such arrangement shall be offset from the amount due under Section 9.

                  12.      Inventions and Other Intellectual Property.

                  The Company and Executive agree to promptly execute the Proprietary Information and Invention Agreement, annexed as Exhibit C hereto.

                  13.      Confidential Information.

                  Executive acknowledges that the information, observations and data obtained by him while employed by the Company pursuant to this Agreement concerning the business or affairs of the Company or any of its subsidiaries or affiliates or any predecessor thereof ("Confidential Information") are the property of the Company or such subsidiary or affiliate.

Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Chairman of the Board or the Board unless and except to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or, while employed, he discloses based on his good faith determination that to do so is in the best interests of the Company. If Executive receives legal process, he may comply with it provided he promptly notifies the Company and cooperates with the Company in obtaining a protective order. Executive shall deliver to the Company at the termination of the Employment Term, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, the Work Product or the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

                  14.      Non-Compete, Non-Solicitation.

                           (a) Executive  acknowledges that in the course of his
employment with the Company pursuant to this Agreement he will become familiar with trade secrets of and other

Confidential Information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services will be of special, unique and extraordinary value to the Company.

                           (b) During the Employment  Term and for two (2) years
thereafter, Executive shall not enter into Competition with the Company or its affiliates to the extent such Competition requires Executive to divulge, disclose or communicate to any third party any Company "trade secret" as that term is defined under California law. For purposes of this Agreement,
Competition shall mean participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States or in any foreign country where the Company or its affiliates do business) in a business in competition with any business conducted by the Company or its affiliates with regard to which Executive worked or otherwise had responsibilities or had access to material Confidential Information while employed by the Company or its affiliates; provided, however, that such participation shall not include (i) the mere ownership of not more than two percent (2%) of the total outstanding stock of a publicly held company, (ii) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid competition, (iii) any activity engaged in with the prior written approval of the Chairman of the Board, or (iv) Executive's employment by a non Competitive division (or other business unit) of a company which is in Competition with the Company so long as Executive is not involved with the competitive division (or other business unit). Notwithstanding anything else in this Section 14(b) to the contrary, subsequent to the termination of Executive's employment hereunder, Executive may, in his sole discretion, passively invest in any entity, provided Executive does not divulge, disclose or communicate any Company "trade secrets" or Confidential Information to such company or its affiliates, employees, officers, consultants, directors, lenders, or investors and further provided Executive does not render services to such company in violation of this Section 14 or otherwise violates this Section 14 (other than by making such passive investments).

                           (c) During the Employment  Term and for two (2) years
thereafter, Executive shall not directly or indirectly solicit for Competitive products or induce any customer of the Company or its affiliates to terminate, or otherwise to cease, reduce, or diminish in any way its relationship with the Company or its affiliates.

                           (d) During the  Employment  Term and the one (1) year
thereafter, Executive shall not recruit, solicit or induce any nonclerical employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates or hire or assist another person or entity to hire any nonclerical employee of the Company or its affiliates or any person who within six (6) months before had been a nonclerical employee of the Company or any of its affiliates. Notwithstanding the foregoing, if requested by any entity with which Executive is not affiliated, Executive may serve as a reference for any person who at the time of the request is not an employee of the Company or any of its affiliates.

                           (e) If, at the time of  enforcement  of this  Section
14, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  15.      Enforcement.

                  Because Executive's services are unique and because Executive has access to Confidential Information and intellectual properties of the Company and its affiliates, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                  16.      Indemnification.

                  Executive shall be entitled to be indemnified for his activities as an officer or director to the full extent provided in the Articles of Incorporation and By-Laws of the Company and in accordance with the Indemnification Agreement annexed as Exhibit B hereto, which the Company and Executive agree to promptly execute. In addition, the Company shall cover

Executive under Directors and Officers Liability Insurance both during and, for six (6) years after, the Employment Term in the same amount and to the same extent as the Company covers its other officers and directors.

                  17.      Executive Representations.

                  Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) except with respect to agreements which have been furnished to the Company and relate primarily to confidentiality, intellectual properties and/or ethical conduct entered into between Executive and IBM or between Executive and other entities in the course of his employment with IBM, Executive is not a party to or bound by any employment agreement, change in control agreement, non-compete agreement or confidentiality agreement with any other person or entity, (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms, (iv) Executive is a United States citizen or a resident alien thereof entitled to work therein, and (v) Executive will in performing his duties not utilize any confidential information of any other person or entity.

                  18.      Entire Agreement; Modification.

                  This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

                  19.      Gross Ups.

                  All gross ups hereunder shall be determined by agreement of the Company's, and Executive's accountants. The Executive shall provide the Company's accountants with such information as they reasonably request in order to make the necessary determination as to

Executive's tax rates and the deductibility of various items. In calculating the gross up, the Company's gross up items when combined with Executive's other deductions shall receive the most favored treatment and the Company shall get the full benefits of any deductions available. If Executive voluntarily terminates employment without Good Reason or is terminated with Cause, any lost tax deduction on any gross up item shall be treated as if such termination did not occur. Gross ups shall be paid as soon as reasonably possible after payment of the respective item (and shall generally be withheld and paid to the applicable taxing authorities), subject to adjustment at year end (including, if applicable, repayment).

                  20.      Survival.

                  The provisions of this agreement which by their terms imply continuation beyond the end of the Employment Term shall survive notwithstanding any termination of the Employment Term.

                  21.      Severability.

                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.

                  22.      Waiver of Breach.

                  The waiver by any party of a breach of any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

                  23.      Notices.

                  All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address as listed in the Company's records, and if to the Company, to the Company at the address set forth on the first page of this Agreement, attention of the Chairman of the Board. Either party may change the notice address by notice given as aforesaid.

                  24.      Assignability; Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company, except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.

                  25.      Legal Fee Reimbursement.

                  The Company agrees to pay Executive's reasonable legal fees associated with entering into this Agreement up to $10,000 upon presentation of an invoice and time sheets for such legal services.

                  26.      Governing Law.

                  All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of California, without giving effect to the conflict or choice of law provisions thereof.

                  27.      Headings.

                  The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

                  28.      Counterparts.

                 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Executive has hereunto set his hand as of the date first set forth above.

                                          CYLINK CORPORATION


                                          By:    _________________________
                                                 Name:
                                                 Title:


                                          ________________________________
                                          Fernand Sarrat

                                    EXHIBIT A

                               CYLINK CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT


                  This Agreement is made as of November 6, 1996, between CYLINK CORPORATION, a California corporation (the "Company"), and Fernand Sarrat ("Optionee").

                                   WITNESSETH:

                  WHEREAS, the Company has adopted its 1994 Flexible Stock Incentive Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it; and

                  WHEREAS, the Company regards Optionee as a valuable employee of or service provider to the Company, and has determined that it would be to the advantage and in the interests of the Company and its shareholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the employ or service of the Company and as an incentive for increased efforts during such employment or service;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

                  1. Option Grant. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of 1,000,000 shares of the Company's Common Stock, $0.01 par value (the "Stock"). This option is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and qualify as an incentive stock option. All of the terms and conditions of this Option Grant are subject to Optionee's Employment Agreement dated November 6, 1996 (the "Employment Agreement"), and in the event of any conflict between Optionee's Employment Agreement and this Option Grant, the terms of the Employment Agreement shall prevail.

                  2. Option Price. The per share purchase price of the Stock subject to this option shall be $11.00, which price is not less than one hundred percent (100%) of the per share fair market value of such Stock as of the Grant Date (defined below) as determined by the Board of Directors of the Company or a Committee designated by it (the "Committee"). The term "Option Price" as used in this agreement refers to the per share purchase price of the Stock subject to this option.

                  3. Option Period. This option shall be exercisable only during the Option Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 4 and the vesting provisions of paragraph 5. The Option Period shall commence on November 6, 1996 (the "Grant Date") and except as provided in paragraph 4, shall terminate ten
(10) years from the Grant Date (the "Termination Date").

                  4. Limits on Option Period. The Option Period may end before the Termination Date, as follows:

                           (a) If Optionee  ceases to be a bona fide employee of
or service provider to the Company or an Affiliate (as defined in the Plan) for any reason other than disability (within the meaning of subparagraph (c)) or death during the Option Period, unless otherwise determined by the Committee,
(i) the Option Period shall terminate three (3) months after the date of such cessation of employment or service or on the Termination Date, whichever shall first occur, and (ii) the option shall be exercisable only to the extent exercisable under paragraph 5 on the date of Optionee's cessation of employment or service and shall thereafter cease to be exercisable.

                           (b)  If  Optionee  dies  while  in the  employ  of or
service to the Company or an Affiliate, unless otherwise determined by the Committee, (i) the Option Period shall end one (1) year after the date of death or on the Termination Date, whichever shall first occur, and (ii) Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 5 on the date of Optionee's death.

                           (c) If Optionee's employment or service is terminated
by reason of medically determinable disability, unless otherwise determined by the Committee, (i) the Option Period shall end one (1) year after the date of Optionee's cessation of employment or service or on the Termination Date, whichever shall first occur, and (ii) the option shall be exercisable only to the extent exercisable under paragraph 5 on the date of Optionee's cessation of employment or service.

                           (d) If  Optionee  is on a leave of  absence  from the
Company or an Affiliate because of Optionee's disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment or service with the Company or an Affiliate except as the Committee may otherwise expressly provide.

                  5. Vesting of Right to Exercise Options. Subject to the terms of the Employment Agreement, and any limitations contained in this Agreement, the Optionee shall have the right to exercise the options granted hereunder as to 1.666% of the number of shares of Stock covered by the option per month for each month following the Grant Date, such that the option shall be fully exercisable five
(5) years after the Grant Date. Provided, however, that the Optionee shall not have the right to exercise any options unless and until the Optionee remains in the Company's employment for a period of one year from the date the Optionee commences his employment by the Company.

                           (a) Any portion of the option  that is not  exercised
shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this option may be for less than five percent (5%) of the total number of shares of Stock then available under this option. In no event shall the Company be required to issue fractional shares.

                  6. Method of Exercise. Optionee may exercise this option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

                           (a) By  giving  the  Company  written  notice of such
exercise, specifying the number of such shares of Stock as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: cash, a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States. The Committee, at its sole discretion, may also permit Optionee to pay the Option Price with shares of Stock valued at fair market value, a promissory note of the Optionee or in any combination of the foregoing. The shares of Stock shall be valued in accordance with procedures established by the Committee. Any note used to exercise this option shall be a full recourse, interest-bearing obligation containing such terms as the Committee shall determine. If a promissory note is used, the Optionee agrees to execute such further documents as the Committee may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the Stock purchased with the note, and any related terms or conditions that the Committee may propose. Such further documents may include, not by way of limitation, a security agreement, an escrow agreement, a voting trust agreement and an assignment separate from certificate. In the event that the exercise price is satisfied by the Committee retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to the exercise price, the Committee may issue Optionee an additional option, with terms identical to this option agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares of Stock so retained.

                           (b)  Optionee  shall  be  required,  as  a  condition
precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other shareholders of the Company are subject at the time of such exercise.

                           (c) If required by the Committee, Optionee shall give
the Company satisfactory assurance in writing, signed by Optionee or Optionee's legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof; provided, however, that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended (the "Securities Act"), and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

                  As soon as practicable after receipt of the notice required in paragraph 6(a) and satisfaction of the conditions set forth in paragraphs 6(b) and 6(c), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 910 Hermosa Court, Sunnyvale, California 94086, attention of the Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange or the Nasdaq Stock Market, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

                  7.       Corporate Transactions.

                           (a) If there should be any change in a class of Stock
subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)) or other change in the corporate structure of the Company, the Company may make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option and in the per share purchase price thereof. Any adjustment made pursuant to this paragraph 7 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

                           (b) For  purposes of this  paragraph  7, a "Corporate
Transaction"   shall   include   any  of  the   following   shareholder-approved
transactions to which the Company is a party:

                                       (i) a merger  or  consolidation  in which
         the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                                       (ii)   the   sale,   transfer   or  other
         disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

                                       (iii)  any  reverse  merger  in which the
         Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a holder or holders different from those who held such securities immediately prior to such merger.

                            (c) In the event of any Corporate Transaction,  this
option shall terminate as of the closing of the Corporate Transaction to the extent unexercised; provided, however, that notwithstanding the terms of this option, the surviving or acquiring corporation or its parent company may assume the outstanding option, or issue in place hereof options providing substantially equal value and having substantially equivalent provisions as this option.

                  8. Limitations on Transfer. This option shall, during Optionee's lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

                  9. No Shareholder Rights. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

                  10. NO EFFECT ON TERMS OF EMPLOYMENT. SUBJECT TO THE TERMS OF ANY WRITTEN EMPLOYMENT CONTRACT TO THE CONTRARY, THE COMPANY (OR ITS AFFILIATE WHICH EMPLOYS OPTIONEE) SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

                  11. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the Office of the Company set forth in Section 6 hereof, and any notice to be given to Optionee shall be addressed to Optionee at the address given by Optionee beneath Optionee's signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

                  12. Lock-Up Agreement. Optionee, if requested by the Company and an underwriter of Common Stock or other securities of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock of the Company held by the Optionee (except Common Stock included in such registration) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the underwriter shall require. The Company may impose stop-transfer instructions with respect to such Common Stock subject to the foregoing restriction until the end of said period.

                  13. Committee Decisions Conclusive. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive.

                  14. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's spouse, executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

                  15. Withholding. Optionee agrees to withholding of shares from exercise for satisfaction of any applicable federal, state or local income tax or employment tax withholding requirements. The Committee may issue Optionee an additional option, with terms identical to this option agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

                  16.  California  Law.  The  interpretation,   performance  and
enforcement of this Agreement shall be governed by the laws of the State of California.









                  IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the day and year first above written.


CYLINK CORPORATION                                    GRANTEE


By: -------------------------------------  -------------------------------------

       Robert B. Fougner
Title: Corporate Secretary
       ----------------------------------

                                            Address:
                                                     -------------------------

                                            ----------------------------------

                                            ----------------------------------

                                   EXHIBIT B


                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is entered into, effective as of 11/6, 1996 by and between CYLINK CORPORATION, California corporation (the "Company"), and Fernand Sarrat ("Indemnitee").

     WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable person available;

     WHEREAS, Indemnitee is a director and/or officer of the Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations; and

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued and effective service to the Company, and in order to induce Indemnitee to provide services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by California law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

     NOW, THEREFORE, in consideration of the above premises and of Indemnitee's continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

     1. Certain Definitions:

        (a) Board: the Board of Directors of the Company.

        (b) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the  Company,  is or becomes  the  "Beneficial  Owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or, or
(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transaction) of all or substantially all of the Company's assets.

        (c) Expenses: any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the accrual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

        (d) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

        (e) Independent Counsel: the person or body appointed in connection with
Section 3.

        (f) Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

        (g) Proceeding: (i) any threatened, pending, or completed action, suit, or proceeding, or whether civil, criminal, administrative, investigative, or other; (ii) any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding.

        (h) Reviewing  Party:  the person or body  appointed in accordance  with
Section 3.

        (i) Voting Securities: any securities of the Company that vote generally in the election of directors.

     2. Agreement to Indemnify:

        (a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company's Articles of Incorporation, its bylaws, vote of its shareholders or disinterested directors, or applicable law.

        (b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

        (c) Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"); provided that, if and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

        (d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement (other than Section 2(f) below), to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

        (e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

        (f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act or similar provisions of any federal, state, or local laws.

     3. Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification: after a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Articles of

Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

     4. Indemnification Process and Appeal.

        (a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.

        (b) Suit to Enforce Right. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty days after making a demand in accordance with Section 4(a). Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

        (c) Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its shareholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten business days of such request), advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for

        (i) Indemnification of Expenses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

        (ii)  recovery  under  directors'  and  officers'   liability  insurance
policies maintained by the Company.

regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification. Expense Advances, or insurance recovery, as the case may be.

     6. Notification and Defense of Proceeding.

        (a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding. Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

        (b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indmenitee shall have made the determination provided for in (ii) above.

        (c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; he Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

     7. Establishment of Trust. In the event of a Change in Control or a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indenmifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnities would be required to reimburse the Company under
Section 2(c) of this Agreement, (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney's fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

     8. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other right Indemnitee may have under the Company's Articles of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation. Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

     9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

     11. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

     12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to being suit to enforce such rights.

     13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding.

     15. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be constructed so as to give effect to the intent manifested by the provision held valid, void or uneforceable.

     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

     17. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

        CYLINK CORPORATION
        910 Hermosa Court
        Sunnyvale, CA 94086
        Attn: President

and to Indemnitee at:

        Same as above
        --------------------
        --------------------
        Attn: Fernand Sarrat

        Notice of change of address be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.


CYLINK CORPORATION                           INDEMNITEE:


By: /s/ ROBERT FOUGNER                        /s/ FERNAND SARRAT
   ---------------------------               ---------------------------
   [Signature]                               [Signature]

Title: Corporate Secretary                        FERNAND SARRAT
      ------------------------               ---------------------------
                                             [Print Name]

                                   EXHIBIT C
                               CYLINK CORPORATION

                          PROPRIETARY INFORMATION AND
                      INVENTIONS AND EMPLOYMENT AGREEMENT

     I recognize that Cylink Corporation (the "Company") a California corporation, is engaged in a continuous program of research, development and production respecting its business, present and future. As used in this Agreement, the term "Company" means Cylink Corporation, its successor companies, subsidiaries and all affiliated companies or operations in which it may have an interest whether by stock ownership, joint venture arrangements or otherwise.

     I understand that:

     A. As part of my employment by the Company, I am expected to make new contributions and inventions of value to the Company;

     B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

        (1) Applicable to the business of the Company; or

        (2) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me in such context during the period of my employment.

     C. The Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company (including, without limitation, information created, discovered, developed, or made known by me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information". By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, and customer lists.

     D. As used herein, the period of my employment includes any time in which I may be retained by the Company as a consultant.

     In consideration of my employment or continued employment, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

     1. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any right I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use (a) information in the public domain not as a result of a breach of this Agreement and (b) my own skill, knowledge, know-how and experience to whatever extent and in whatever way I wish.

     2. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business other than for the Company.

     3. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data (whether written or electronically stored) of any nature pertaining to my work with the Company and I will not take with me or deliver to anyone else any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

     4. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, designs, ideas, copyrightable works, discoveries, trade marks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment which are related to or useful in the business of the Company, or result from tasks assigned me by the Company or result from use of premises owned, leased, or contracted for by the Company (all said improvements, inventions, designs, ideas, copyrightable works, discoveries, trade marks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data shall be collectively hereinafter call "Inventions").

     5. I agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I further agree as to all such Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on said inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents for such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

     Any provision in this Agreement requiring me to assign my rights in any invention does not apply to an invention which qualifies fully under the provisions of Section 2870 of the California Labor Code. That section provides as follows:

          Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2) Result from any work performed by the employee for the employer.

I acknowledge that receipt and execution of this Agreement by me constitutes written notification, as required by Section 2872 of the California Labor Code, regarding above Section 2870 and its protective effect on certain inventions by me.

     6. As a matter of record I have identified on Exhibit A attached hereto all inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company, which I desire to remove from the operation of this Agreement; and I covenant that such list is complete. If there is no such list on Exhibit A, I represent that I have made no such inventions and improvements at the time of signing this Agreement.

     7. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not, to the best of my present knowledge and belief, and will not breach any agreement or duty to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     8. I understand as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will to bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use.

     Accordingly, this is to advise the company that the only materials or documents of a former employer which are not generally available to the public that I will bring to the Company or use in my employment are identified on Exhibit A attached hereto, and as to each such item, I represent that I have obtained prior to the effective data of my employment with the Company written authorization for their possession and use in my employment with the Company.

     I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality or duty that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

     9. I agree that the Company is not by reason of this Agreement obligated to continue me in its employment.

     10. I agree that any breach of this Agreement by me would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

     11. If any provision hereof shall be declared unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisons of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

     12. This Agreement shall be effective as of the first day of my employment by the Company, namely:________________________________________________________.

     13. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators, shall inure to the benefit of the Company, is successors, and assigns and shall survive my employment by the Company.


Dated  Date of Hire                    By  /s/ Fernand Sarrat
-----  ----------------                    -------------------------------


ACCEPTED AND AGREED TO:
CYLINK CORPORATION


By   Robert Fougner
   ---------------------------
       Corporate Secretary

CYLINK CORPORATION


Dear Sirs:

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Cylink Corporation (the "Company") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:


          X         No inventions or improvements
     ----------

                    See Below
     ----------


     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------


                    Additional sheets attached
     ----------


     2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:


          X         No materials
     ----------

                    See Below
     ----------


     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------


                    Additional sheets attached
     ----------

     The signature below confirms that my continued possession and use of these materials is authorized.

                                   Very truly yours,


                                   /s/ Fernand Sarrat
                                   ------------------------------